As filed with the Securities and Exchange Commission on January 8, 1997
                                                        Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
================================================================================
                            WASHINGTON, D.C. 20549
                               ---------------
                            FORM S-3 AND FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

CMS ENERGY CORPORATION                                                 CMS ENERGY X-TRAS SM PASS-THROUGH TRUST I
(Exact name of registrant                                              (Exact name of registrant
as specified in its charter)                                           as specified in its charter)

         Michigan                                                              Delaware
(State or other jurisdiction of                                        (State or other jurisdiction of
incorporation or organization)                                         incorporation or organization)

         38-2726431                                                           38-3382222
(I.R.S. Employer Identification No.)                                   (I.R.S. Employer Identification No.)

Fairlane Plaza South, Suite 1100                                       c/o Wilmington Trust Company
330 Town Center Drive                                                  Rodney Square North
Dearborn, Michigan  48126                                              1100 North Market Street
(313) 436-9200                                                         Wilmington, DE 19890-0001
(Address, including zip code, and telephone number,                    (302) 651-1000
including area code, of registrant's                                   (Address, including zip code, and telephone number,
 principal executive offices)                                          including area code, of registrant's principal executive
                                                                       offices)

                              -------------------
                                Alan M. Wright
         Senior Vice President, Chief Financial Officer and Treasurer
                       Fairlane Plaza South, Suite 1100
                             330 Town Center Drive
                           Dearborn, Michigan  48126
                                (313) 436-9200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              -------------------

                   It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Michael D. VanHemert, Esq.                      Joel S. Klaperman, Esq.
CMS Energy Corporation                          Shearman & Sterling
Fairlane Plaza South                            599 Lexington Avenue
330 Town Center Drive, Suite 1100               New York, New York 10022
Dearborn, Michigan  48126                       (212) 848-4000
(313) 436-9602

                              -------------------

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                              ___________________

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box:    / /

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /X/    Registration
Nos. 333-41395 and 333-41395-01

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of each class           Amount         Proposed                   Proposed                  Amount of
securities to be              to be          maximum offering           maximum aggregate         registration
  registered                  registered     price per security (1)     offering price(1)         fee
------------------------------------------------------------------------------------------------------------------------------------
Pass-Through Certificates
    due 2005                  $30,000,000          100%                   $30,000,000             $8,850.00
__ % Extendible Tenor Rate-
   Adjusted Securities due
   2005(2)                    $30,000,000          N/A                         N/A                    N/A
  Total                       $30,000,000          100%                   $30,000,000             $8,850.00
------------------------------------------------------------------------------------------------------------------------------------

(1)   Estimated solely for the purpose of calculating the registration fee.
(2) The ___% Extendible Tenor Rate-Adjusted Securities due 2005 will be purchased by CMS Energy X-TRAS(SM) Pass-Through Trust I with the proceeds of the sale of the Pass-Through Certificates.

      This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.
================================================================================

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE PURSUANT TO GENERAL INSTRUCTION
                                IV OF FORM S-3

      In accordance with the provisions of General Instruction IV of Form S-3 and General Instruction V of Form S-1, CMS Energy Corporation ("CMS Energy") and CMS Energy X-TRAS(SM) Pass-Through Trust I (the "Trust") hereby incorporate by reference the contents of Amendment No. 1 to CMS Energy's and the Trust's Registration Statement on Form S-3 and Form S-1 (Registration Nos. 333-41395 and 333-41395-01) filed with the Securities and Exchange Commission on December 23, 1997 (the "Original Registration Statement"), which Original Registration Statement was declared effective on January 6, 1998.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

      All Exhibits filed with the Original Registration Statement are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

EXHIBIT NO.               DESCRIPTION
-----------               -----------
(5)              -        Opinion of Richard, Layton & Finger regarding the legality of the Certificates.

(15)             -        Letter regarding unaudited interim financial information.

(23)(a)          -        Consent of Richards, Layton & Finger (included in Exhibit (5) above).

(23)(b)          -        Consent of Arthur Andersen LLP.

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 8th day of January, 1998.



                                      CMS ENERGY CORPORATION



                                      By   /s/ A.M. Wright
                                           ----------------------
                                           Alan M. Wright
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.



            Name                                          Title                                    Date
            ----                                          -----                                    ----
(i) Principal executive officer

                                                    Chairman of the Board,                    January 8, 1998
/s/ William T. McCormick, Jr.                        Chief Executive Officer
---------------------------------                     and Director
    (William T. McCormick, Jr.)


(ii) Principal financial officer:

                                                    Senior Vice President,                    January 8, 1998
/s/ A.M. Wright                                       Chief Financial Officer
---------------------------------------               and Treasurer
    (Alan M. Wright)


(iii) Controller or principal accounting officer:

                                                    Senior Vice President, Controller         January 8, 1998
/s/ P.D. Hopper                                       and Chief Accounting Officer
-------------------------------
    (Preston D. Hopper)


                 *                                            January 8, 1998
-------------------------
    (John M. Deutch)                Director


                 *                                            January 8, 1998
-------------------------
    (James J. Duderstadt)           Director



-------------------------
    (Kathleen R. Flaherty           Director


                 *                                            January 8, 1998
-------------------------
    (Victor J. Fryling)             Director


                 *                                            January 8, 1998
-------------------------
    (Earl D. Holton)                Director


                 *                                            January 8, 1998
-------------------------
    (William U. Parfet)             Director


-------------------------
    (Percy A. Pierre)               Director


                 *                                            January 8, 1998
-------------------------
    (Kenneth Whipple)               Director


                 *                                            January 8, 1998
-------------------------
    (John B. Yasinsky)              Director


*By  /s/ A.M. Wright
    ---------------------
    (Alan M. Wright)
      Attorney-in-fact


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, CMS Energy X-TRAS(SM) Pass-Through Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 8th day of January, 1998.

                                  CMS Energy X-TRAS(SM) Pass-Through Trust I


                                  By /s/ A.M. Wright
                                     -----------------------
                                     Alan M. Wright
                                  Senior Vice President, Chief Financial Officer
                                         and Treasurer

 ============================================================================
 ============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ________________



                             FORM S-3 AND FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933




                             CMS ENERGY CORPORATION
                    CMS ENERGY X-TRAS(SM) PASS-THROUGH TRUST I


                                    EXHIBITS





 ============================================================================
 ============================================================================

                                 EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION

(5)           -      Opinion of Richard, Layton & Finger regarding the legality of the Certificates.

(15)          -      Letter regarding unaudited interim financial information.


(23)(a)       -      Consent of Richards, Layton & Finger (included in Exhibit (5) above).

(23)(b)       -      Consent of Arthur Andersen LLP.
